UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Schmitt Industries, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SCHMITT INDUSTRIES, INC.

2765 N.W. NICOLAI STREET

PORTLAND, OREGON  97210

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

October 5, 2007

TO THE SHAREHOLDERS:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of SCHMITT INDUSTRIES, INC., an Oregon corporation (the “Company”), will be held on Friday, October 5, 2007  at 3:00 p.m., local time, at 2765 N.W. Nicolai Street, Portland, Oregon 97210 for the following purposes:

1.                                       To elect one Class 1 director, to serve a three-year term and until his successor is duly elected and qualified.

2.                                       To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

Only shareholders of record at the close of business on August 22, 2007 are entitled to notice of, and to vote at, the Annual Meeting and any adjournments thereof.

All shareholders are cordially invited to attend the Annual Meeting.  Whether or not you expect to attend the annual meeting, please complete, sign, and date the accompanying proxy card and return it in the enclosed prepaid envelope, or submit your voting instructions by telephone or through the Internet if those options are available to you. If you attend the annual meeting, you may revoke your proxy and vote in person if you wish, even if you have previously returned your proxy card.

By Order of the Board of Directors

Wayne A. Case
Chairman of the Board,
President and Chief Executive Officer

Portland, Oregon
August 31, 2007

YOUR VOTE IS IMPORTANT.

DEPENDING ON HOW YOUR SHARES ARE HELD THERE MAY BE THREE WAYS TO VOTE:

•                  Sign, date and return your proxy card in the enclosed envelope as soon as possible, or

•                  By internet, or

•                  By telephone.

SCHMITT INDUSTRIES, INC.
2765 N.W. Nicolai Street
Portland, Oregon  97210
(503) 227-7908

PROXY STATEMENT

Annual Meeting of Shareholders
October 5, 2007

INFORMATION CONCERNING SOLICITATION AND VOTING

Introduction

This proxy statement contains information about the 2007 Annual Meeting of Shareholders (the “Annual Meeting”) of Schmitt Industries, Inc. (the “Company” or “Schmitt”) to be held at 2765 N.W. Nicolai Street, Portland, Oregon 97210, on October 5, 2007, at 3:00 p.m. local time, and at any postponements or adjournments thereof.  The Company’s Board of Directors is using this proxy statement to solicit proxies for use at the Annual Meeting. This proxy statement and the enclosed proxy card are being mailed to shareholders on or about August 31, 2007 to shareholders entitled to vote at the Annual Meeting.

Purpose of the Annual Meeting

The purpose of the meeting is to vote on the following matters:

1.                                       To elect one Class 1 director, to serve a three-year term and until his successor is duly elected and qualified.

2.                                       To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

As of the date of this proxy statement, the Company is not aware of any business to come before the meeting other than the items noted above.

PROXY STATEMENT

VOTING PROCEDURES AND RELATED MATTERS

Who Can Vote

Shareholders of record as of the close of business on August 22, 2007 (the “Record Date”) are entitled to receive notice of, to attend, and to vote at the Annual Meeting.  As of August 22, 2007, there were 2,668,933 shares of Schmitt common stock issued and outstanding.

How to Vote

You may give instructions on how your shares are to be voted on the internet, by telephone or mail by marking, signing, dating and returning the enclosed proxy card in the accompanying postage-paid envelope.

A proxy, when executed and not revoked, will be voted in accordance with its instructions.  If no choice is indicated on the proxy, the shares will be voted FOR the nominees of the Board of Directors (Proposal No. 1) and as the proxy holders may determine in their discretion with respect to any other matters that properly come before the Annual Meeting.

Revoking a Proxy

You may revoke any proxy given pursuant to this solicitation by attending the Annual Meeting and voting in person, or by delivering to the Company’s Corporate Secretary at the Company’s principal executive offices referred to above, prior to the Annual Meeting, a written notice of revocation or a duly executed proxy bearing a date later than that of the previously submitted proxy.  Please note that your mere attendance at the Annual Meeting will not automatically revoke a previously submitted proxy.

Quorum and Voting Requirements

A quorum of shareholders is necessary to hold a valid meeting.  A quorum will exist if shareholders holding at least a majority of the outstanding shares of common stock entitled to vote are present at the meeting in person or by proxy.  If a quorum is present, the affirmative vote of a majority of shares represented in person or by proxy will be required to approve Proposal 1 and to decide any other matter that may properly be submitted to a vote at the Annual Meeting, unless a greater number of affirmative votes is required by applicable law.  Shares that are voted “FOR”, “AGAINST” or “ABSTAIN” in a matter are treated as being present at the Annual Meeting for purposes of establishing the quorum, but only shares voted “FOR” or “AGAINST” are treated as shares “represented and voting” at the Annual Meeting with respect to such matter.  Accordingly, abstentions and broker non-votes will be counted for purposes of determining the presence or absence of the quorum for the transaction of business, but will not be counted for purposes of determining the number “represented and voting” with respect to a proposal.  If a quorum is not present, the meeting may be adjourned until a quorum is obtained.

Proxy Solicitation Costs and Methods

The Company will bear the cost of this solicitation.  The Company may retain and compensate an outside firm to assist in obtaining proxies from brokers and nominees of shareholders for the Annual Meeting.  In addition, the Company will reimburse brokerage firms and other persons representing beneficial owners of shares for their reasonable expenses in forwarding solicitation material to such beneficial owners.  Certain of the Company’s directors, officers and regular employees, without additional compensation, may solicit proxies personally or by telephone, facsimile or e-mail.

The Company’s Annual Report

A copy of the Company’s annual report on Form 10-K for the fiscal year ended May 31, 2007 (“Fiscal 2007”) is enclosed with this proxy statement, and the contents of and exhibits to that annual report, including any amendments thereto, are incorporated by reference herein.  Upon written or oral request, the Company will provide copies of the exhibits to the annual report at no charge; such requests should be directed to 2765 N.W. Nicolai Street, Portland, Oregon 97210, Attention: Corporate Secretary. Only one copy of this proxy statement, notice and Form 10-K is being delivered to shareholders who share an address, unless we have received contrary instructions from those shareholders. Upon written or oral request, we will deliver a separate copy of this proxy statement, notice and Form 10-K. Requests for such additional copies this year or in future years should be directed to our Corporate Secretary at  the address or telephone number above. If two or more shareholders sharing an address are receiving multiple copies and wish to receive only a single copy, they can submit a request to the same address and telephone number above.

Deadline for Receipt of Shareholder Proposals for 2008 Annual Meeting

Proposals of shareholders that are intended to be presented by such shareholders at the Company’s 2008 Annual Meeting of Shareholders must be received by the Company no later than May 5, 2008 in order that such proposals may be included in the proxy statement and form of proxy relating to that meeting.  If a shareholder, rather than including a proposal in the proxy statement as discussed above, commences his or her own proxy solicitation for the 2008 Annual Meeting of Shareholders or seeks to propose business for consideration at the 2008 Annual Meeting not addressed in the proxy statement, we must receive notice of such proposal on or before July 17, 2008.  If the notice is not received on or before July 17, 2008, it will be considered untimely, and we will have discretionary voting authority under proxies solicited for the 2008 Annual Meeting of Shareholders with respect to such proposal, if presented at that meeting.

CORPORATE GOVERNANCE

The Company’s directors, including the Nominees, and executive officers, and their ages as of May 31, 2007, are as follows:

Name	Age	Position

Wayne A. Case	66	Chairman/President/CEO, Director (Class 3)
David W. Case	43	Vice President of Operations
Michael S. McAfee	49	Chief Financial Officer and Treasurer
Linda M. Case	61	Secretary
Maynard E. Brown(1)	60	Director (Class 3)
Michael J. Ellsworth(1)	64	Director (Class 2)
Timothy D.J. Hennessy	46	Director (Class 2)
David M. Hudson(1)	55	Director (Class 1)

(1)                                  Member of the Compensation Committee, the Nominating Committee and the Audit Committee.

Board of Directors

The Company’s Restated Bylaws provide that the Company shall not have less than two nor more than nine directors, with the exact number set by the Board of Directors.  The size of the Board of Directors is currently set at five directors.

The directors of the Company are divided into three classes.  One class of directors is elected each year and the members of such class will hold office for a three-year term and until their successors are duly elected and qualified or until their death, resignation or removal from office.  The Class 1 director is David M. Hudson, who’s term expire at this year’s Annual Meeting of Shareholders.  The Class 2 directors are Timothy D.J. Hennessy and Michael J. Ellsworth, whose terms expire at the 2008 Annual Meeting.  The Class 3 directors are Maynard E. Brown and Wayne A. Case, whose terms expire at the 2009 Annual Meeting.

Nominee

David M. Hudson was appointed as a director in April 2006.  He previously served as a director of the Company from 1996 to 2003, at which time he moved to New York where he started Gemini Value Partners LLC, a private investment fund.  Mr. Hudson was the founder and President of Hudson Capital Management, formed from a group of seven mutual funds, and through merger became the Crabbe Hudson Group of Funds, in 1992.  He was also the co-founder of Coldstream Capital Management, Inc.  His founder’s interest was sold to publicly traded Boston Private Financial Holdings (BPFH) in 2003.  Mr. Hudson holds a B.S. degree in Mathematics from the University of Oregon where he also pursued postgraduate studies in Economics.

Continuing Directors

Wayne A. Case has been President of the Company since 1986, Chief Executive Officer since 1996 and Chairman of the Board since 1997.  In addition to overseeing the day-to-day operations of the Company, he is responsible for international marketing operations and is Managing Director of Schmitt Europe Ltd.  Mr. Case holds a B.S. degree in Business and Economics from Linfield College and a M.B.A. degree from the University of Portland.  Mr. Case is a director of VRB Power Systems Inc.  He is married to Linda M. Case and is the father of David W. Case.

Maynard E. Brown, a director since 1992, resides in British Columbia, Canada.  He is self employed as a Barrister & Solicitor.  From 1993 until 2003, Mr. Brown had been the senior partner of Brown McCue of Vancouver, British Columbia, a firm specializing in advising publicly held corporations in securities and related matters.  Mr. Brown has a Bachelor of Law degree from Dalhousie University in Halifax, Canada.

Timothy D.J. Hennessy was appointed as a director in August 2003.  Since 2002 he has consulted and worked part-time in Portland, Oregon, with VRB Power Systems Inc. (VRB), an alternative electrochemical energy storage company based in Vancouver, B.C.  From 2000 to 2002, he was Vice President Engineering and Operations and Managing Director of Lectrix, London, UK.  From 1997 to 2000 he was Vice President Energy Services of an affiliate of PacifiCorp, Portland, Oregon.  Prior to that he held various positions with Power Quality Technology and Eskom, both of Johannesburg, South Africa.  He holds an M.S. degree in Engineering from the University of the Witwatersrand and a B.Sc. degree in Engineering from the University of Natal.  Mr. Hennessy is a director of VRB whose stock is listed on the TSX Venture Exchange and the OTC Pink Sheets.

 Michael J. Ellsworth was appointed as a director in April 2006.  He has a variety of business experiences in the semiconductor industry and he currently is self employed as a consultant to the semiconductor industry through his firm Kinetic Technologies Inc.  Mr. Ellsworth holds a B.S. degree in Engineering Science from University of Portland, 1965; a M.S. degree in Mechanical Engineering from Northwestern University, 1969 and a M.B.A. from University of Portland, 1979.  He also attended the Stanford Executive Institute, 1983 and the Mahler Institute, 1987.  Mr. Ellsworth served as Chief Operating Officer and advisor to the Board for ADE Corporation, (ADEX), Westwood, Massachusetts from 1993 to 1997.  ADE is a semiconductor metrology and instrumentation company.  After retirement from active management in 1997 he continued to serve as a Vice President and an advisor to the Board until 2001.  Mr. Ellsworth also served as President, CEO and Director of Electro Scientific Industries, (ESIO), from 1987 to 1992.  Electro Scientific Industries is a microelectronics and semiconductor capital equipment corporation with market leadership in providing laser based equipment to control the manufacturing process and end product quality.

Other Executive Officers

David W. Case has been Vice President of Operations of the Company since 1996 and before then was Production Manager.  Mr. Case holds a B.S. degree in Economics from the University of Oregon.  He has been responsible for many of the design features of the SBS Dynamic Balance System.  His duties include manufacturing, engineering and quality assurance.  Mr. Case is the son of Wayne A. Case.

Linda M. Case has been Secretary of the Company since 1993 and before then was Office Manager.  Her duties include investor relations, office management, purchasing and inventory management.  Ms. Case holds a B.A. degree in Sociology and Psychology from Linfield College in McMinnville, Oregon.  Ms. Case is married to Wayne A. Case.

Michael S. McAfee has been Chief Financial Officer and Treasurer of the Company since 2005.  Mr. McAfee was associated with Oregon Rail Holdings, a cruise and railtour company, first serving as its Chief Financial Officer from 1997 until 2000 and then as a management consultant and as a member of its board of directors and its executive committee from 2000 until joining Schmitt.  From 2000 to 2003 and 1995 to 1997, Mr. McAfee also worked as a financial and operations consultant for other service and manufacturing companies.  From 1989 to 1994 Mr. McAfee was Chief Financial Officer for Smith Sport Optics, Inc. and from 1982 to 1989 he worked for Arthur Andersen & Company as Senior Manager — Accounting and Audit Division.  Mr. McAfee received a B.B.A. degree in Accounting from Boise State University and is a certified public accountant, inactive status.

Director Compensation

For serving as a director of the Company, each director who is not an employee of the Company (“Outside Director”) is paid a $1,000 fee for each Board meeting attended in person ($500 if attended by telephone) and a $500 fee for each Board committee meeting attended in person ($250 if attended by telephone).  Outside Directors also receive either monthly compensation of $500 or, at the Outside Director’s option, an annual award of nonstatutory options to purchase 5,000 shares of common stock pursuant to the Company’s Stock Option Plan.  As of May 31, 2007 all outside directors elected monthly compensation of $500.  The Company also reimburses travel and lodging expenses incurred in connection with attending meetings of the Board and its committees.

2007 DIRECTORS COMPENSATION TABLE

Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total

Maynard E. Brown	$9,000	—	—	—	—	—	$9,000

Michael J. Ellsworth	$10,000	—	—	—	—	—	$10,000

Timothy D.J. Hennessy	$7,000	—	—	—	—	—	$7,000

David M. Hudson	$11,000	—	—	—	—	—	$11,000

Board Committees and Meetings

The Board of Directors has standing Audit, Compensation and Nominating Committees.

Audit Committee.  The Audit Committee currently consists of Messrs. Brown, Ellsworth and Hudson.  Mr. Hudson chairs the committee.  The Board has determined all current members of the Audit Committee are independent under the rules of the NASDAQ Stock Market, and each of them is able to read and understand fundamental financial statements.  The Board has determined that Mr. Hudson qualifies as an “audit committee financial expert” as defined by the rules of the Securities and Exchange Commission. The Audit Committee is responsible for, among other things, the engagement, compensation and oversight of the Company’s independent certified public accountants, the review of the scope and results of the audit, and the review and evaluation of accounting procedures and internal controls within the Company.  The Audit Committee operates pursuant to a written charter which is available on the Company’s website (www.schmitt-ind.com).  The Audit Committee held two meetings in Fiscal 2007.

Compensation Committee.  The Compensation Committee currently consists of Messrs. Brown, Ellsworth and Hudson. Mr. Brown chairs the committee. The Board has determined that all members of the Compensation Committee are independent under the rules of the NASDAQ Stock Market.  The Compensation Committee reviews executive compensation, establishes executive compensation levels, and administers the Company’s stock option plans.  The Compensation Committee held one meeting in Fiscal 2007.

Nominating Committee.  The Nominating Committee currently consists of Messrs. Brown, Hudson and Ellsworth. Mr. Hudson chairs the committee. The Board has determined that all members of the Nominating Committee are independent under the rules of the NASDAQ Stock Market. The Nominating Committee assists the Board in director selection, identifying and assessing each candidate based upon his or her background, skills and experience and in light of the needs of the Board of Directors at that time. The committee operates pursuant to a written charter which is available on the Company’s website (www.schmitt-ind.com). The Nominating Committee held one meeting in Fiscal 2007.

The Board of Directors of the Company held six meetings in Fiscal 2007.  No director attended fewer than 75% of the aggregate of (1) the total number of meetings of the Board of Directors and (2) the total number of meetings of all committees of the Board of Directors on which such director served (during the period he served).

Director Qualifications

There are certain minimum qualifications for Board membership that Director candidates should possess, including strong values and discipline, high ethical standards, a commitment to full participation on the Board and its committees, and relevant career experience.  The Nominating Committee also evaluates candidates for Board membership based on individual skills, experience and demonstrated abilities that help meet the current needs of the Board, such as experience or expertise in some of the following areas: global business, science and technology, finance and/or economics, competitive positioning, corporate governance, public affairs, and experience as an executive officer.  Other factors that are considered include independence of thought, meeting applicable Director independence standards (where independence is desired) and absence of conflicts of interest. The Nominating Committee may modify the minimum qualifications and evaluation guidelines from time to time as it deems appropriate.

Director Nominations

The Company’s Restated Bylaws permit shareholders to make nominations for the election of directors, if such nominations are made pursuant to timely notice in writing to the Company’s Secretary.  To be timely, notice must be delivered to, or mailed to and received at, the principal executive offices of the Company not less than 60 days nor more than 90 days prior to the date of the meeting, provided that at least 60 days’ notice or prior public disclosure of the date of the meeting is given or made to shareholders.  If less than 60 days’ notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be received by the Company not later than the close of business on the tenth business day following the date on which such notice of the meeting was mailed or such public disclosure was made.  Public disclosure of the date of the Annual Meeting was made by the issuance of a press release on July 24, 2007.  A shareholder’s notice of nomination must also set forth certain information specified in Section 2.3.2 of the Company’s Restated Bylaws concerning each person the shareholder proposes to nominate for election and the nominating shareholder.

Shareholder Communications with the Board of Directors

Any shareholder may contact the Board of Directors in writing by addressing the communication to the Board of Directors of Schmitt Industries, Inc., c/o Secretary, 2765 N.W. Nicolai Street, Portland, Oregon 97210.  The Company does not have a formal policy with regard to directors’ attendance at annual meetings.  All directors attended the Company’s 2006 annual meeting.

Compensation Committee Interlocks and Insider Participation

In Fiscal 2007 (or portions thereof), the Compensation Committee consisted of Messrs. Brown, Ellsworth, Hennessy and Hudson.  No current member of the Compensation Committee or executive officer of the Company has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity.

As reported on Form 8-K filed with the Securities and Exchange Commission on March 16, 2007, the Company notified The NASDAQ Stock Market that it was taking action with regard to the composition of its Board of Director committees, which action was taken in view of NASDAQ listing requirements.  NASDAQ Marketplace Rule 4350(d)(2)(A) requires, among other things, that each member of the Company’s Audit Committee be independent as defined under NASDAQ Marketplace Rule 4200. Timothy D.J. Hennessy, a member of the Company’s Board of Directors, is a consultant to VRB Power Systems Inc. (“VRB”), and Wayne Case, Chairman of the Board and President, serves on VRB’s compensation committee.  Mr. Hennessy’s duties at VRB may from time to time include those typically associated with an executive officer, and, accordingly, may create a situation where, arguably, there is a violation of NASDAQ Marketplace Rule 4350(d)(2)(A).

To address this issue, on March 15, 2007, Mr. Hennessy resigned from the Company’s Audit Committee and the Board of Directors appointed Michael J. Ellsworth to replace him and appointed Mr. Hudson as Audit Committee chairman.  Mr. Ellsworth and Mr. Hudson are “independent” under NASDAQ rules.  Additionally, to ensure that the Company’s Compensation and Nominating committees will be comprised solely of independent directors, Mr. Hennessy also resigned as a member of each committee.  On March 15, 2007, the Board of Directors appointed David M. Hudson to replace Mr. Hennessy on the Company’s Compensation Committee, and appointed Mr. Ellsworth to replace Mr. Hennessy on the Company’s Nominating Committee.

PROPOSAL NO. 1

ELECTION OF DIRECTOR

At the Meeting, one Class 1 director will be elected to serve a three-year term until the 2010 Annual Meeting and until his successor is elected and qualified.  The nominee for Class 1 director is David M. Hudson (the “Nominee”), who is currently a member of the Board of Directors of the Company.  The persons named on the enclosed proxy (the proxy holders) will vote for election of the Nominee unless you have withheld authority for them to do so on your proxy card.  If a Nominee is unable or declines for good cause to serve as a director at the time of the Meeting, the proxies will be voted for any nominee named by the current Board of Directors to fill the vacancy.  As of the date of this Proxy Statement, the Board of Directors is not aware that the Nominee will be unable and/or will decline to serve as a director.  There is no cumulative voting for election of directors.

The Board of Directors unanimously recommends a vote FOR the election of its Nominee as director.

CODE OF ETHICS

The Company has adopted a Code of Ethics that applies to all officers and employees, including its principal executive, financial and accounting officers. This Code of Ethics is included as part of the Company’s Code of Ethics and Business Conduct, which is filed as Exhibit 14.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended May 31, 2004 and is available on the Company’s website (www.schmitt-ind.com).

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information regarding beneficial ownership of the Company’s Common Stock as of August 22, 2007 by (i) each person who is known to the Company to own beneficially more than 5% of the Company’s outstanding Common Stock, (ii) each director and nominee for director of the Company, (iii) the Company’s Chief Executive Officer and each other executive officer named in the compensation tables appearing later in this Proxy Statement and (iv) all current directors and executive officers as a group. The information in this table is based solely on statements in filings with the Securities and Exchange Commission or other reliable information, and assumes that 2,668,933 shares were issued and outstanding on August 22, 2007.

	Shares Beneficially Owned(1)
Directors and Executive Officers (2)	Number	Percent
Wayne A. Case(4)	103,285	3.8%
Linda M. Case(4)	103,285	3.8%
David W. Case(5)	113,596	4.2%
Michael S. McAfee (6)	18,750	*
Maynard E. Brown(7)	3,519	*
Timothy D.J. Hennessy(8)	6,250	*
David M. Hudson(9)	694	*
Michael J. Ellsworth	—	*
All directors and executive officers as a group (eight persons)(10)	246,094	8.9%
5% Shareholders (3)
Walter Brown Pistor 2415 Kalama River Road, Kalama, WA 98625	509,331	19.1%
J. Carlo Cannell P.O. Box 3459, 240 E. Deloney Ave., Jackson, WY 83001	177,483	6.7%
Nicusa Capital Partners LP 17 State Street, Suite 1650, New York, N.Y. 10004	146,978	5.5%
Shufro, Rose & Co. LLC 745 Fifth Avenue, Suite 2600, New York, NY 10151	137,800	5.2%

* Less than 1%.

(1)          A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the date hereof upon the exercise of options. Each beneficial owner’s percentage ownership is determined by assuming that options that are held by such person (but not those held by any other person) and that are exercisable within 60 days from the date hereof have been exercised. Unless otherwise noted, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them.

(2)          The address of each person is care of Schmitt Industries, Inc., 2765 N.W. Nicolai Street, Portland, Oregon 97210.

(3)          Information reported herein is made in reliance on Schedules 13D and 13G filed by the 5% shareholders.

(4)          Includes 7,166 shares held by Mr. Case in an individual retirement account and includes 76,119 shares owned by the Linda M. Case Family Trust.  Ms. Case has primary, and Mr. Case secondary and contingent, voting and investment power with respect to the shares in the Linda M. Case Family Trust.  Also includes 20,000 shares subject to options held by Linda M. Case that are exercisable within 60 days of August 22, 2007.

(5)          Includes 55,263 shares held as of August 22, 2007, and 58,333 shares subject to options that are exercisable within 60 days of August 22, 2007.

(6)          Includes 18,750 shares subject to options that are exercisable within 60 days of August 22, 2007.

(7)          Includes 325 shares held by Mr. Brown’s wife, and 3,194 shares subject to options that are exercisable within 60 days of August 22, 2007.

(8)          Includes 1,667 shares held as of August 22, 2007, and 4,583 shares subject to options that are exercisable within 60 days of August 22, 2007, all in the Timothy D.J. Hennessy Trust dated 4/26/01, of which Mr. Hennessy and his wife are co-trustees.

(9)          Includes -0- shares held as of August 22, 2007, and 694 shares subject to options that are exercisable within 60 days of August 22, 2007.

(10)    Includes 105,554 shares subject to options that are exercisable within 60 days of August 22, 2007.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Effective June 1, 2004, the Company entered into a contract to provide consulting services to PulverDryer USA, Inc., (“PulverDryer”) pursuant to which PulverDryer paid the Company $8,000 a month from June 2004 through October 2004.  PulverDryer also buys certain products from the Company at normal prevailing rates.  The Company and PulverDryer extended the contract from November 1, 2004 forward at that same monthly fee of $8,000.  Product sales to PulverDryer during the fiscal years ended May 31, 2007 and 2006 totaled $35,300 and $152,305, respectively.

In connection with the contract, the Board authorized Wayne Case, the Company’s Chief Executive Officer, to provide advisory services to PulverDryer, and permitted Mr. Case to receive as compensation the total consulting fees paid by PulverDryer from June 2004 through October 2004.  Effective November 1, 2004, Mr. Case receives 40% (which percentage was determined by the Compensation Committee) of the ongoing consulting fee from PulverDryer as a component of his annual salary, which totaled $38,400 in Fiscal 2007.  Mr. Case also serves on the board of directors of PulverDryer.

SECTION 16(a) OF BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under federal securities laws, the Company’s directors, its officers and any persons holding more than 10% of the Company’s Common Stock (“10% holders”) are required to file with the Securities and Exchange Commission (“SEC”) initial reports of beneficial ownership and reports of changes in beneficial ownership of shares of Common Stock and other equity securities of the Company. Specific filing deadlines of these reports have been established and the Company is required to disclose in this Proxy Statement any failure to file by these dates during Fiscal 2007. To the best of the Company’s knowledge, all of these filing requirements have been satisfied, except that a Form 4 was filed by David W. Case on April 19, 2007 to report the sale of 600 shares on April 14, 2007.  In making this statement, the Company has relied solely on written representations of its directors, officers and 10% holders and copies of the reports that they filed with the SEC.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The Board of Directors has delegated the responsibility for fixing the compensation of the Named Executive Officers (as defined in the Summary Compensation Table below) to the Compensation Committee. The Compensation Committee consists entirely of independent, non-employee directors.  No former employees of the Company serve on the Compensation Committee. The Compensation Committee approves all compensation and awards to executive officers, which include the chief executive officer and chief financial officer, a vice president and corporate secretary, and provides oversight with respect to the compensation of all other employees. The Compensation Committee also sets the Company’s compensation principles that guide the design of compensation plans and programs applicable to management and all other employees.

The Compensation Committee annually reviews the performance and compensation of the executive officers, or more often if necessary, and establishes their compensation.  Mr. Case may participate in certain discussions with the Compensation Committee and the Company’s Board of Directors concerning executive officer compensation, but does not participate in the decisions with respect his own, David W. Case’s or Linda M. Case’s compensation.

The Compensation Committee has not prepared tally sheets for executive officers because the compensation structure for these executive officers has consisted primarily of base salary, cash bonuses, and stock options and has not included many of the hidden costs (such as retirement benefits, perquisites and deferred compensation plans) that tally sheets are typically designed to reveal.  Similarly, because of the overall size of the Company and the small number of executive officers, the Compensation Committee has not deemed it necessary to retain outside compensation consultants or conduct formal internal or external pay equity studies.

The key components of the Company’s compensation program are base salary, personal performance bonuses and potential long-term compensation through stock options. These components are administered with the goal of providing total compensation that is competitive in the marketplace, rewards successful financial performance and aligns executive officers’ interests with those of shareholders. The Company generally does not adhere to rigid formulas or necessarily react to short-term changes in business performance in determining the amount and mix of compensation elements for our executives, although changes in business performance do affect how much we pay out in any personal performance bonus awards.

The Company’s executive compensation programs are designed to attract, retain, motivate and appropriately reward its executive officers, as well as to align the interests of executive officers with those of shareholders of the Company. The objectives of the Company’s compensation programs are to:

•                  provide competitive compensation opportunities that attract and retain top executives;

•                  inspire the executive team to achieve superior performance in order to deliver results above the Company’s business plan and those of its peers; and

•                  continue to align the interests of executives and shareholders through the use of long-term incentives, while effectively managing dilution.

Compensation should be related to performance.

In general, our compensation policy is designed to reward the achievement of individual and company objectives. The Company has followed a practice of linking executive compensation to individual levels of performance, as well as to the performance of the Company as a whole.  Cash bonuses are tied to individual performance, as well as to the performance of the Company.  In addition, the value of long-term incentive compensation (stock options) is tied to corporate performance over the long term.

Compensation levels should be sufficiently competitive to attract and retain the talent needed.

The Company’s overall compensation levels are designed to attract and retain the type of talent needed to enable the Company to achieve and maintain a leadership position in the businesses in which it competes.

Incentive compensation should strike a balance between short-term and long-term performance.

The Company’s compensation policy is designed to focus management on achieving strong short-term (annual) performance objectives as well as ensuring that the necessary steps are taken to achieve long-term success and profitability. To reward a balanced approach, the Company uses both short-term performance bonuses and long-term incentives in structuring the compensation of its executive officers.

Setting Executive Compensation

The Compensation Committee awarded Fiscal 2007 compensation to the Named Executive Officers based on its review and analysis of their positions, responsibilities and performance as well as their anticipated responsibilities and potential contributions to growth in shareholder value.  In establishing the compensation of our Named Executive Officers, we based the amounts primarily on the individual performance of each Named Executive Officer in recent periods, and each Named Executive Officer’s level of responsibility for the Company’s key objectives and potential for future responsibility and promotion. We also examined the outstanding stock options held by such executive officer for the purpose of considering the retention value of additional equity awards.

Because base compensation, annual cash bonuses, and equity awards are such basic elements of compensation within our industry, as well as the high tech and software industries in general, and are generally expected by employees, we believe that these components must be included in our compensation mix in order for the Company to compete effectively for talented executives.

The Company has historically used stock options as an element of executive compensation for several reasons. First, stock options facilitate retention of our executives. Stock options will provide a return to the executive only if he or she remains in the Company’s employ. Second, stock options align executive compensation with the interests of the Company’s shareholders and thereby focus executives on increasing value for the shareholders. Third, stock options are performance based. Stock options will provide a return to executives only to the extent that the market price of the Company’s common stock appreciates over the option term. Fourth, stock options create incentive for increases in shareholder value over a longer term.  In determining the number of options to be granted to executives, we take into account the individual’s position, scope of responsibility, ability to affect profits and shareholder value, the individual’s historic and recent performance, and the estimated value of stock options at the time of grant.

Base Salary.   The Fiscal 2007 base salary for each Named Executive Officer was set on the basis of personal performance, skill set and experience, position criticality, the salary levels in effect for comparable positions with other companies in the industry, and internal comparability considerations.

Benefits and Perquisites.   Benefits are established based upon an assessment of competitive market factors and a determination of what is needed to attract and retain talent. The primary benefits received by our Named Executive Officers are the same as for all other employees and include participation in the Company’s health, dental and vision plans, 401K plan and the Company’s disability and life insurance plans.  Wayne A. Case is also provided use of an automobile and Michael S. McAfee receives additional disability and term life insurance coverage.

Annual Cash Performance Compensation.   Our executive officer’s performance is reviewed annually in October and officers may receive annual cash bonuses, generally based upon the Compensation Committee evaluation of individual performance. These executives are responsible for establishing strategic direction or are responsible for major functional or operating units and have an impact on bottom-line results.

Stock Options.   In Fiscal 2007, our Named Executive Officers received no stock option grants.

The following table sets forth amounts of cash and certain other compensation paid by the Company to Wayne A. Case, President and Chief Executive Officer, Michael S. McAfee Chief Financial Officer and Treasurer and David W. Case, Vice President of Operations, (the “Named Executive Officers”) during Fiscal 2007.  No other executive officer was paid salary and bonus in excess of $100,000 in Fiscal 2007.

2007 SUMMARY COMPENSATION TABLE

Name and Principal Position	Fiscal Year	Salary		Bonus (1)	Stock Awards	Option Awards (2)	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation (3)	Total

Wayne A. Case Chairman of the Board, President and Chief Executive Officer	2007	$242,575	(4)	30,000	—	—	—	—	8,131	$280,706

Michael S. McAfee Chief Financial Officer and Treasurer	2007	$129,005		30,000	—	30,041	—	—	7,176	$196,222

David W. Case Vice President of Operations	2007	$125,005		5,000	—	—	—	—	3,325	$133,330

(1)          Consists of personal performance bonus awards determined by the Compensation Committee and approved by the Board of Directors in October 2006.

(2)          The amounts shown reflect the expense recognized for financial reporting purposes in accordance with FAS123(R) and not the compensation realized by the Named Executive Officer.  Assumptions made in the calculation of these amounts are included in Note 8 to the company’s financial statements for the fiscal year ended May 31, 2007 included on Form 10-K filed with the Securities and Exchange Commission on July 31, 2007.

(3)          Amounts include car expenses, certain life insurance premiums and the Company’s match to the Schmitt Industries, Inc. 401(k) Profit Sharing Plan & Trust made on the same basis as provided to all Company employees.

(4)          Wayne A. Case’s salary includes $38,400 of compensation related to fees from PulverDryer as more fully described on page 7 under “Certain Relationships and Related Transactions”.

STOCK OPTION PLANS AND OPTION GRANTS IN FISCAL 2007

The Board of Directors adopted the 2004 Stock Option Plan (2004 Plan) in August 2004 and the 1995 Stock Option Plan (1995 Plan) in December 1995, which plan was amended in August 1996 and restated in August 1998.  An option granted under the 2004 Plan and/or 1995 Plan (the Plans) might be either an incentive stock option (ISO), or a nonstatutory stock option (NSO).  ISOs may be granted only to employees and members of the Board of Directors of the Company and are subject to certain limitations, in addition to restrictions applicable to all stock options under the Plan.  Options not meeting these limitations will be treated as NSOs.  The purchase price of ISOs is fair market value on the date of grant; the purchase price of NSOs may vary from fair market value.  Vesting is at the discretion of the compensation committee of the Board of Directors, but is generally either 50% at grant date and 16.7% on each anniversary thereafter or 50% at grant date and 25% on each anniversary thereafter.  The Company initially reserved 400,000 shares for issuance under the 1995 Plan and 300,000 shares for issuance under the 2004 Plan.  The 1995 Plan expired in December 2005 and no additional options may be issued under the 1995 Plan, although expiration of the 1995 Plan did not affect the rights of persons who received stock grants under the 1995 Plan.  Stock-based compensation recognized in the Company’s Consolidated Financial Statements for the year ended May 31, 2007 includes compensation cost for stock-based awards granted prior to, but not fully vested as of, May 31, 2006.  There were no stock-based awards granted during Fiscal 2007.

OPTION EXERCISES IN FISCAL 2007

AND FISCAL YEAR-END OUTSTANDING EQUITY AWARDS

The following table sets forth, as to the Named Executives, certain information concerning the number of shares subject to both exercisable and unexercisable stock options as of the end of Fiscal 2007.  No Named Executives exercised options during the last fiscal year.

Name and Principal Position	Number of Shares Underlying Unexercised Options (#) Exercisable	Number of Shares Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Wayne A. Case Chairman, President and Chief Executive Officer	—	—	—	—
Michael S. McAfee Chief Financial Officer and Treasurer	12,500	12,500	6.58	10/3/2015
David W. Case Vice President of Operations	33,333 25,000	— —	1.20 2.30	3/11/2012 6/9/2014

Employment Agreements with Named Executive Officers

On January 1, 2004, the Company entered into an employment agreement with Wayne A. Case as its full-time Chief Executive Officer. The employment agreement, which expired December 31, 2006, provided that if the Company terminates Mr. Case’s employment without cause, or if Mr. Case’s employment is terminated due to an effect of merger, dissolution or transfer of assets, the Company will be obligated to continue to pay Mr. Case’s salary and can participate in all relevant employee benefit programs from the date of termination through the term of the contract. In addition, in consideration for the provisions in the employment agreement providing for the post-termination payments described above, Mr. Case agreed to certain non-competition and non-solicitation obligations to the Company.  Since Mr. Case’s employment agreement expired during Fiscal 2007, the Company was not obligated to make any payments or provide benefits to Mr. Case if his employment terminated as of May 31, 2007.

On September 21, 2005, the Company entered into an employment agreement with Michael S. McAfee as its full-time Chief Financial Officer. The employment agreement, which expires September 20, 2007, provides that if the Company terminates Mr. McAfee’s employment without cause, or if Mr. McAfee employment is terminated due to an effect of merger, dissolution or transfer of assets, the Company will be obligated to continue to pay Mr. McAfee’s salary and can participate in all relevant employee benefit programs from the date of termination through September 30, 2007. In addition, in consideration for the provisions in the employment agreement providing for the post-termination payments described above, Mr. McAfee has agreed to certain non-competition and non-solicitation obligations to the Company.  The potential payments to Mr. McAfee as of May 31, 2007 that would be made if his employment was terminated without cause, or if employment is terminated due to an effect of merger, dissolution or transfer of assets approximate base salary of $44,000 and $2,500 in health and other insurance benefits.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION*

Executive Compensation Philosophy

The Compensation Committee of the Board of Directors is responsible for setting and administering the policies and programs that govern compensation for the executive officers of the Company. The committee also administers the Company’s 1995 Stock Option Plan and 2004 Stock Option Plan. The goal of the Company’s executive compensation policy is to ensure that an appropriate relationship exists between compensation and corporate performance, while at the same time attracting, motivating and retaining executive officers and other key employees. The key components of the Company’s compensation program are base salary, bonuses and potential long-term compensation through stock options.  These components are administered with the goal of providing total compensation that is competitive in the marketplace, rewards successful financial performance and aligns executive officers’ interests with those of shareholders. The Compensation Committee reviews executive compensation on an annual basis, or more often if necessary, and determines, subject to the Board’s approval, base salary and personal performance bonus for executive officers, as well as option grants.  The Company generally does not adhere to rigid formulas or necessarily react to short-term changes in business performance in determining the amount and mix of compensation elements for our executives, although changes in business performance do affect how much we pay out in any personal performance bonus awards.

Equity Participation

The Company uses stock options granted under its Option Plans both to reward past performance and to motivate future performance, especially long-term performance.  The Compensation Committee believes that through the use of stock options, executive interests are directly tied to enhancing shareholder value.  The stock options provide value to the recipients only when the market price of the Company’s Common Stock increases above the option grant price and only as the shares vest and become exercisable.  The Compensation Committee considers these grants in making its cash compensation decisions.

Compensation of Chief Executive Officer

The Chief Executive Officer’s compensation is set using the Compensation Committee’s general philosophy as described above.  In Fiscal 2007, Wayne A. Case received a base salary of $204,175, $38,400 of salary related to consulting fees from PulverDryer, a performance bonus of $30,000, and received no stock option grants.

Deductibility of Executive Compensation

The Compensation Committee has considered the impact of Section 162(m) of the Internal Revenue Code adopted under the Omnibus Budget Reconciliation Act of 1993, which section disallows a deduction for any publicly held corporation for individual compensation exceeding $1 million in any taxable year for the CEO and the four other most highly compensated executive officers, unless such compensation meets certain exceptions to the general rule. Compensation paid by the Company to each of its executive officers during the relevant period was below $1 million, and therefore Section 162(m) did not affect the tax deductions available to the Company. The Committee will continue to monitor the applicability of the section to the Company’s compensation programs and will determine at a later date what actions, if any, the Company should take to qualify for available tax deductions.

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis included in this proxy statement and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

COMPENSATION COMMITTEE

Maynard E. Brown, Michael J. Ellsworth and David M. Hudson

* The report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under either the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (together, the “Acts”), except to the extent that the Company specifically incorporates such report by reference; and further, such report shall not otherwise be deemed filed under the Acts.

AUDIT COMMITTEE REPORT**

The Audit Committee has reviewed and discussed the audited financial statements with the Company’s management and has discussed with Grant Thornton LLP, the Company’s independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61, as modified or supplemented.  The Audit Committee also has received the written disclosures and the letter from Grant Thornton LLP required by Independence Standards Board Standard No. 1, as modified or supplemented, and has discussed the independence of Grant Thornton LLP with that firm.  Based upon the foregoing, the Audit Committee recommended to the Board of Directors that the audited financial statements of the Company for the fiscal year ended May 31, 2007 be included in the Company’s Annual Report of Form 10-K for the fiscal year ended May 31, 2007, for filing with the Securities and Exchange Commission.  Each member of the Audit Committee is an independent director as defined in the NASDAQ Stock Market listing standards, as such section may be modified or supplemented.

AUDIT COMMITTEE

Maynard E. Brown, Michael J. Ellsworth and David M. Hudson

INDEPENDENT PUBLIC ACCOUNTANTS

Grant Thornton LLP has been selected to perform the audit for the fiscal year ended May 31, 2008.  Representatives of Grant Thornton LLP are expected to attend the 2007 Annual Meeting.  They will have the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions from shareholders.

Audit Fees

For the fiscal years ended May 31, 2007 and May 31, 2006, Grant Thornton LLP billed, or have estimated they will bill, a total of $96,460 and $91,639, respectively, for their audits of the Company’s annual consolidated financial statements for those fiscal years; review of financial statements contained in the Company’s Forms 10-Q in those fiscal years; and services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for those fiscal years.

Audit-Related Fees

In the fiscal years ended May 31, 2007 and May 31, 2006, Grant Thornton LLP billed the Company $-0- and $6,700, respectively, for assurance and related services related to the performance of the audit or review of the Company’s financial statements, and not already disclosed under the heading “Audit Fees.”

Tax Fees

In the fiscal years ended May 31, 2007 and May 31, 2006, Grant Thornton LLP billed the Company $18,965 and $29,235, respectively, for tax compliance, tax advice and tax planning.

All Other Fees

In the fiscal years ended May 31, 2007 and May 31, 2006, Grant Thornton LLP did not bill the Company for any products or services other than those already disclosed above.

Pre-approval Policies and Procedures

The Audit Committee pre-approves all audit and non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services as allowed by law or regulation. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specifically approved amount. The independent auditors and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval and the fees incurred to date. The Audit Committee, or one of its members to whom authority has been delegated by the Audit Committee, may also pre-approve particular services on a case-by-case basis.  The Audit Committee, or one of its members to whom authority had been delegated, pre-approved all of the Company’s audit fees, audit-related fees, tax fees, and all other fees for services by the independent auditors during Fiscal 2007.

** The report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under either the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (together, the “Acts”), except to the extent that the Company specifically incorporates such report by reference; and further, such report shall not otherwise be deemed filed under the Acts.

PERFORMANCE GRAPH

The following graph compares the yearly percentage change in the Company’s cumulative total shareholder return on its common stock with the cumulative total return for the period from May 31, 2002 through May 31, 2007 of (i) the Total Return Index of NASDAQ Stock Market Composite and (ii) the NYSE Arca Tech 100 Index (formerly the Pacific Stock Exchange Technology Index).  The NYSE Arca Tech 100 Index represents 100 listed and over-the-counter technology stocks from 14 industries.  The graph assumes that on May 31, 2002, $100 was invested in the Common Stock of the Company and in each of the comparative indices.  The stock price performance on the following graph is not necessarily indicative of future stock price performance.

	5/31/2002	5/31/2003	5/31/2004	5/31/2005	5/31/2006	5/31/2007
SMIT	$100.00	$74.83	$166.67	$632.65	$469.39	$534.29
NASDAQ Composite	$100.00	$98.77	$122.96	$128.01	$134.85	$161.20
NYSE Arca Tech 100 IndexSM	$100.00	$96.11	$122.95	$129.58	$139.79	$163.60

OTHER MATTERS

The Board of Directors knows of no other matters to be submitted at the Meeting.  If any other matters properly come before the meeting, the persons named in the enclosed form of proxy intend to vote the shares they represent as the Board of Directors may recommend.

ADDITIONAL INFORMATION

A copy of the Company’s Annual Report to the Securities and Exchange Commission on Form 10-K for Fiscal 2007 is available without charge upon written request to:  Corporate Secretary, Schmitt Industries, Inc., 2765 N.W. Nicolai Street, Portland, Oregon 97210.

SCHMITT INDUSTRIES, INC.
2765 N.W. Nicolai Street
Portland, Oregon  97210

This Proxy is Solicited on Behalf of the Board of Directors
for the Annual Meeting of the Shareholders, October 5, 2007

The undersigned hereby appoints Wayne A. Case and Linda M. Case, or each of them, as proxies, each with power of substitution, to vote for and on behalf of the undersigned at the Annual Meeting of the Shareholders of the Company to be held on October 5, 2007, and at any adjournment thereof, upon matters properly coming before the Meeting, as set forth in the related Notice of Annual Meeting and Proxy Statement, both of which have been received by the undersigned.  Without otherwise limiting the general authorization given hereby, said proxies are instructed to vote as follows:

1.     Election of the following nominee as director: David M. Hudson.  The Board of Directors recommends a vote “FOR” this proposal.

☐ FOR the nominees listed above       ☐ WITHHOLD AUTHORITY to vote for the nominees listed above

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting.

This proxy when properly executed will be voted in the manner directed herein by the undersigned holder.  If no direction is made, this proxy will be voted “FOR” Proposal 1.

Please sign exactly as name appears below.  When shares are held by joint tenants, both should sign.  When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.  If a corporation, please sign in full corporate name by the president or other authorized officer.  If a partnership, please sign in partnership name by authorized person.

Signature

Signature if held jointly

Print Name(s)

Dated:	, 2007

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE